                                                                    EXHIBIT - 21


                          GOODY'S FAMILY CLOTHING, INC.


                         SUBSIDIARIES OF THE REGISTRANT

                                                                               STATE OF INCORPORATION
NAME OF SUBSIDIARY            PARENT OR GENERAL PARTNER OF SUBSIDIARY             OR ORGANIZATION

SYDOOG, Inc.                        Goody's Family Clothing, Inc.                     Delaware
GOFAMCLO, Inc.                      Goody's Family Clothing, Inc.                     Delaware
GFCFS, LLC                          SYDOOG, Inc.                                      Delaware
Trebor of TN, Inc.                  Goody's Family Clothing, Inc.                     Tennessee
GOODY'S MS, LP                      Trebor of TN, Inc.                                Tennessee
GOODY'S IN, LP                      Trebor of TN, Inc.                                Tennessee
GFCTX, LP                           Trebor of TN, Inc.                                Tennessee
GFCGA, LP                           Trebor of TN, Inc.                                Tennessee
GFCTN, LP                           Trebor of TN, Inc.                                Tennessee


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